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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                                 EXHIBIT NO. 11

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK


                                                                                 Fiscal Year Ended
                                                              ------------------------------------------------------
                                                              June 30, 1996        July 2, 1995         July 3, 1994
                                                              -------------        ------------         ------------
Computations for Statements of Income

Primary earnings per share of common stock:

 Income before cumulative effect of changes in
  accounting principles                                       $  92,412,000        $  104,805,000       $  102,481,000
 Cumulative effect of changes in accounting principles                -                    -               (32,558,000)
                                                              -------------        --------------       --------------
 Net income                                                   $  92,412,000        $  104,805,000       $   69,923,000
                                                              =============        ==============       ==============

 Average shares of common stock outstanding                      28,927,000            28,927,000           28,927,000
 Incremental common shares applicable to common
   stock options based on the average market price
   during the period                                                131,567               144,550              192,596
                                                              -------------        --------------       --------------
 Average common shares, as adjusted                              29,058,567            29,071,550           29,119,596
                                                              =============        ==============       ==============

 Earnings per share of common stock:
   Net income before cumulative effect of changes
       in accounting principles                               $        3.18        $         3.61       $         3.52
   Cumulative effect of changes in accounting
       principles                                                        -                     -                 (1.12)
                                                              -------------        --------------       --------------
   Net earnings per share of common stock                     $        3.18        $         3.61       $         2.40
                                                              =============        ==============       ==============
 Fully diluted earnings per share of common stock:
   Average shares of common stock outstanding                    28,927,000            28,927,000           28,927,000
   Incremental common shares applicable to common
    stock options based on the more dilutive of the
    common stock ending or average market price
    during the period                                               131,567               144,550              192,596
                                                              -------------        --------------       --------------
   Average common shares assuming full dilution                  29,058,567            29,071,550           29,119,596
                                                              =============        ==============       ==============
   Fully diluted earnings per average share of common
    stock, assuming conversion of all applicable securities:
   Net income before cumulative effect of changes in
    accounting principles                                     $        3.18        $         3.61       $         3.52
   Cumulative effect of changes in accounting
    principles                                                       -                     -                     (1.12)
                                                              -------------        --------------       --------------
   Net earnings per share of common stock                     $        3.18        $         3.61       $         2.40
                                                              =============        ==============       ==============

Note 1: The dilutive effect of stock options is less than 3% and, accordingly, presentation is not required under Accounting Principles Board Opinion No.
15. The above is presented to comply with Securities and Exchange Commission regulations.

Note 2: The calculations for fiscal 1995 and 1994 have been adjusted to reflect a two-for-one stock split.

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